77Q1(a)

Amended Schedule B, dated November 21, 2014, to the Declaration of Trust dated November 5, 2004 (as amended February 15, 2005 and May 14, 2014). Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on November 21, 2014 (Accession No. 0001193125-14-421485).